Exhibit 10.14
ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED
FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION.
CONTRACT FOR LAUNCH SERVICES
Between
ILS International Launch Services, Inc.
and
ViaSat, Inc.
Contract No. ILSB-0902-2720

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
CONTRACT FOR LAUNCH SERVICES
This Contract No. ILSB-0902-2720 is made and entered into as the date last signed by the Parties (“Effective Date”) by and between ILS International Launch Services, Inc., a Delaware corporation, having its principal place of business at 1875 Explorer Street, Suite 700, Reston, Virginia 20109, USA (“Contractor”) and ViaSat, Inc., a Delaware corporation, having its principal place of business at 6155 El Camino Real, Carlsbad, California 92009, USA (“Customer”).
ARTICLE 1
DEFINITIONS
Capitalized terms used and not otherwise defined herein shall have the following meanings:
     Affiliate means, with respect to a Party, any other entity, directly or indirectly, Controlling or Controlled by or under common Control with such first named Party.
     Business Day means any day that business is transacted in New York, New York, USA, and shall exclude all Saturdays, Sundays and Legal Bank Holidays.
     Contract means this instrument and all exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof, including:

Exhibit 1 –	Proton Launch Services Statement of Work for the ViaSat-1 Program, dated 25 February 2009, Document No. ILSB-0808-1958

Exhibit 2 –	Proton Interface Control Document for the ViaSat-1 Program - valid and incorporated into the Contract once signed by the Parties (title subject to revision)
     Constructive Total Failure means a Constructive Total Loss of the Satellite due to the performance of the Launch Vehicle.
     Constructive Total Loss shall have the meaning assigned to the term “Constructive Total Loss” in Customer’s Launch and In-Orbit Insurance policy in place at the time of Launch. Customer shall provide a copy of such definition to Contractor promptly after the issuance of such Launch and In-Orbit Insurance policy.
     Control and its derivatives mean, with respect to a Party, (i) the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such entity ordinarily having voting rights, or (ii) the power to direct, directly or indirectly, the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.
     Insured Launch Activities means the activities carried out by either Party or the Related Third Parties of either Party in accordance with the terms of this Contract at the launch site and the Satellite processing facility, including transportation of the Satellite from the Satellite processing facility to the launch site and, if required, transportation of the Satellite from the launch site to the Satellite processing facility.
     Ignition means the Ignition of the first-stage engine(s) of the Launch Vehicle that has been integrated with the Satellite. Ignition can be followed by either (i) physical separation from the Launch pad and the ground support equipment; or (ii) total loss or destruction of the Satellite and/or the Launch Vehicle; or (iii) Terminated Ignition.
     Interface Control Document means that document referred to in the Statement of Work attached or to be attached as Exhibit 2 to this Contract upon approval by both Parties.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
     Initial Payment means the first payment made pertaining to the Launch Service as set forth in Section 5.1 of this Contract.
     Launch means Ignition followed by either (i) physical separation from the Launch pad and the ground support equipment; or (ii) loss or destruction of the Satellite and/or the Launch Vehicle.
     Launch Date means the calendar date on which the Launch is scheduled to occur, as established in accordance with Paragraph 6.3 entitled “Launch Date” and as such Launch Date may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”
     Launch Failure means a Partial Failure, Constructive Total Failure or a Total Failure.
     Launch Opportunity means an adequate time period during which Contractor, in its reasonable judgment, may provide a Launch Service to Customer, taking into account all relevant conditions, including but not limited to, commitments to other customers, maintenance of appropriate clearance times between flights, hardware and range availability and requirements of the Government of the Russian Federation and/or the Government of the Republic of Kazakhstan, as applicable, for range support.
     Launch Period means a period of time during which the Launch is scheduled to occur, as specified in Paragraph 6.1 and as such Launch Period may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”
     Launch Service means those services to be provided by Contractor to Customer for a single Launch, utilizing a Proton Launch Vehicle, as set forth in Exhibit 1 and Exhibit 2.
     Launch Service Price means the price for the Launch Service as set forth in Paragraph 4.1 entitled “Launch Service Price.”
     Launch Slot means a period of thirty (30) days within the Launch Period during which the Launch is scheduled to occur, as specified in Paragraph 6.2 and as such Launch Slot may be adjusted in accordance with Article 7 entitled “Launch Schedule Adjustments.”
     Launch Vehicle means the Proton launch vehicle system consisting of a Proton launch vehicle, a Breeze M upper stage, the payload fairing and the payload adapter with separation system collectively identified as the Proton.
     Legal Bank Holiday means a day that banks are scheduled in advance to be closed in New York, New York, USA.
     Partial Failure means a Partial Loss of the Satellite due to performance of the Launch Vehicle.
     Partial Loss shall have the meaning assigned to the term “Partial Loss” in Customer’s Launch and In-Orbit Insurance policy in place at the time of Launch. Customer shall provide a copy of such definition to Contractor promptly after the issuance of such Launch and In-Orbit Insurance policy.
     Party or Parties means Contractor, Customer or both.
     Related Third Parties means (i) the Parties’ directors, officers, agents employees and customers; (ii) the Parties’ contractors, subcontractors and suppliers at any tier involved directly or indirectly in the performance of this Contract, and their directors, officers, agents and employees; (iii) entities involved with payload processing or other activities in the payload processing facilities, including the contractor providing the payload processing facilities, other customers of the payload processing facilities contractor, and all employees and contractors of those contractors and customers; and (iv) parties having any right, title or interest, whether through sale, lease or service arrangement or otherwise, directly or indirectly, in the Satellite or any transponder, the Launch Vehicle or the Launch Service.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
     Satellite means Customer-provided satellite and associated property to be launched on the Launch Vehicle associated with the applicable Launch Service under this Contract with the technical specifications and characteristics set forth in Exhibit 1 and Exhibit 2.
     Satellite Mission Failure means that, due to an event(s) that occurs at any time after Launch, it can be determined from telemetry data or other evidence that the Satellite (i) was completely destroyed, totally lost or unable to separate from the Launch Vehicle, (ii) was not capable of reaching its specified orbital location within [***] days after Launch, or (iii) available operational capability is less than [***] percent ([***]%) of the stated Satellite operational capability in the Satellite specification between Customer and its Satellite manufacturer.
     Statement of Work or SOW means that document identified as such and attached as Exhibit 1 to this Contract.
     Terminated Ignition means that, following Ignition, the first-stage engine(s) of the Launch Vehicle shut down prior to physical separation from the Launch pad and the ground support equipment and without loss or destruction of the Satellite and/or Launch Vehicle and the launch pad is officially declared safe by Contractor.
     Termination Charge means the charge calculated in accordance with Paragraph 21.6 entitled “Termination Charge.”
     Third Party means any person or entity other than Contractor, Customer, their respective Related Third Parties, the United States Government and its agencies, contractors or subcontractors, and the governments of the Russian Federation and the Republic of Kazakhstan and their agencies, contractors or subcontractors involved directly in the performance of the Proton Launch Services.
     Total Failure means a Total Loss of the Satellite due to performance of the Launch Vehicle.
     Total Loss shall have the meaning assigned to the term “Total Loss” in Customer’s Launch and In-Orbit Insurance policy in place at the time of Launch. Customer shall provide a copy of such definition to Contractor promptly after the issuance of such Launch and In-Orbit Insurance policy.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 2
SERVICES TO BE PROVIDED
2.1 Launch Service Contractor shall furnish one (1) Launch Service for the Launch of one (1) Customer-provided Satellite from the launch site, in accordance with the applicable Exhibits and scheduled for the Launch Period specified in Paragraph 6.1 entitled “Launch Period.”
ARTICLE 3
RESERVED
ARTICLE 4
LAUNCH SERVICE PRICE
4.1 Launch Service Price
4.1.1 The Launch Service Price shall be U.S.$80,000,000
4.1.2 In the event that Customer is entitled to purchase a Replacement Launch Service, the Launch Service Price for the Replacement Launch shall be determined in accordance with the terms of Article 17 herein.
4.2 Taxes
4.2.1 The Launch Service Price includes all taxes, duties and other levies imposed by the United States Government and any political subdivisions thereof, and by any taxing authority in the Russian Federation or Kazakhstan Government and any political subdivision thereof, as may be required by law to be paid by the Contractor in full in the performance of this Contract, including any duties or other levies that may be imposed on any Satellite or any Customer-furnished items including but not limited to its support equipment associated with transportation and handling in Russia and Kazakhstan. Should any such taxes, duties and/or levies become the obligation of Customer for any reason, Contractor shall indemnify and hold harmless Customer from such obligation and shall reimburse Customer within thirty (30) days of Customer’s invoice for payment of such amounts.
4.2.2 Any taxes, duties or levies imposed on Customer-furnished items, other than for those taxes, duties or levies associated with transportation and handling in Russia and Kazakhstan, shall be the obligation of Customer and, should such become an obligation of Contractor for any reason, Customer shall indemnify and hold harmless Contractor from such obligation and shall reimburse Contractor within thirty (30) days of Contractor’s invoice for payment of such amounts.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 5
PAYMENT
5.1 Timing of Payments Payment of the Launch Service Price shall be in U.S. Dollars, subject to conditions set forth in this Article and made in accordance with the following schedule:
Table 5.1 Payment Schedule

Payment Number	Payment Due Date	Amount
[***]	[***]	[***]
	Total:	$80,000,000
Where “L” is the first day of the originally scheduled Launch Period.
5.2 Payment Dates If a payment due date falls on a Saturday, Sunday or Legal Bank Holiday, then payment shall be due on the following Business Day.
5.3 Invoicing Instructions All invoices to Customer will be sent to the address set forth below:
David Abrahamian
ViaSat, Inc.
6155 El Camino Real
Carlsbad, CA 92009
USA
Telephone Number: [***]
5.4 Wire Transfer Instructions All payments to Contractor will be by wire transfer to the address set forth below and shall not be reduced by any wire transfer fee, bank processing fee, or other fee pertaining to the rendering of payment.
ILS International Launch Services, Inc.
[***]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
5.5 Payment of Invoices
5.5.1 Scheduled Payments Contractor shall submit invoices not later than thirty (30) days in advance of the scheduled payment due dates, except that the invoice for the Initial Payment shall be submitted as soon as reasonably possible after contract execution and shall be due on its due date. Other scheduled Launch Service payments shall be made on their respective due dates, or within thirty (30) days after Customer’s receipt of the corresponding invoice, whichever is later.
5.5.2 Other Than Scheduled Payments Payment of invoices for other than scheduled Launch Service payments shall be due and paid by Customer no later than thirty (30) days after receipt of invoice by Customer. If any portion of an invoice for other than scheduled Launch Service payments is disputed by Customer, Customer shall pay the undisputed invoice amount by the applicable invoice due date and shall provide reasonably detailed information to Contractor regarding the disputed amount. Upon resolution of any disputed amount, Customer shall promptly pay Contractor any balance or amount owed to Contractor pertaining to such invoice.
5.5.3 Credit for Payment Payments shall be deemed made when credit for the payment amount is established in Contractor’s bank account set forth in Paragraph 5.4.
5.6 Interest on Payments Due If any undisputed amount due to by Customer to Contractor under this Contract shall remain unpaid after its due date, and if Contractor has provided Customer written notice thereof with a ten (10) day period to cure, then the Customer shall pay simple interest to Contractor, based upon an annual rate of the prime rate plus [***] percent ([***]%). Interest will be computed commencing as of the day after the due date until and including the date payment is actually made, [***]. If a payment is withheld because of a dispute and that dispute is later settled in favor of the Contractor, interest will be computed commencing as of the day after the due date until and including the date payment is actually made.
5.7 Accelerated Payments In the event that the Launch Service is accelerated as described in Article 7 entitled “Launch Schedule Adjustments,” the remaining payments shall be accelerated on a day-for day basis for such Launch Service. If, as a result of such acceleration, any payments should already have been made, such payments shall be immediately invoiced by Contractor and shall be paid by Customer within thirty (30) days of receipt of invoice by Customer.
5.8 Postponed Payments
5.8.1 Postponements by Contractor In the event of postponement of the Launch Period, Launch Slot or Launch Date, as applicable, for the affected Launch Service is declared by Contractor for any reason including those in Article 7 entitled “Launch Schedule Adjustments,” the Contract payments shall be suspended on a day-for-day basis for the length of the delay and then resumed with all remaining payments postponed by the amount of the delay, except for any payments due after Launch.
5.8.2 Postponements by Customer In the event of postponement of the Launch Period, Launch Slot or Launch Date, as applicable, for the affected Launch Service is declared by Customer for any reason including those in Article 7 entitled “Launch Schedule Adjustments,” the Contract payments shall remain due as if the Launch Period, Launch Slot or Launch Date, as applicable, had not been postponed, except for any payments due after Launch, which shall remain due after Launch.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 6
LAUNCH SCHEDULE
6.1 Launch Period The Launch Period shall be [***] 2011 through [***] 2011.
6.2 Launch Slot At least [***] months prior to the first day of the Launch Period, Customer will give notice to Contractor of its desired Launch Slot within the Launch Period. Within fifteen (15) days of Customer’s request for a Launch Slot, Contractor shall respond to Customer’s request, by either confirming that Customer’s requested Launch Slot is available, or by counter-proposing a Launch Slot as close as possible to Customer’s requested Launch Slot, taking into account Customer’s requirements and the requirements for a Launch Opportunity. The Parties will cooperate in good faith to finalize the selection of a Launch Slot. However, in the event that the Parties cannot mutually agree upon a Launch Slot within thirty (30) days of Customer’s request, Contractor shall make such determination taking into account the available Launch Opportunities as close as possible to Customer’s requested Launch Slot and the other requirements and interests of Customer.
6.3 Launch Date At least [***] months prior to the first day of the Launch Slot, Customer will give notice to Contractor of its desired Launch Date within the Launch Slot. Within seven (7) days of Customer’s request for a Launch Date, Contractor shall respond to Customer’s request, by either confirming that Customer’s requested Launch Date is available, or by counter-proposing a Launch Date as close as possible to Customer’s requested Launch Date, taking into account Customer’s requirements and the requirements for a Launch Opportunity. The Parties will cooperate in good faith to finalize the selection of a Launch Date. However, in the event that the Parties cannot mutually agree upon a Launch Date within fifteen (15) days of Customer’s request, Contractor shall make such determination taking into account the available Launch Opportunities as close as possible to Customer’s requested Launch Date and the other requirements and interests of Customer.
6.4 Manifest Policy Contractor shall comply with the following launch schedule prioritization policy, in the event of a postponement declared by either the Customer or Contractor.
6.4.1 Customer’s launch will not be displaced from the Launch Period, Launch Slot, or Launch Date, as applicable, by another customer of Contractor with a later contract signature or option exercise date unless the Satellite is unable to support the assigned Launch Period, Launch Slot, or Launch Date.
6.4.2 In the event of a Contractor postponement of either the Customer’s launch or prior third party customer launches, the firing order shall remain in effect as of the date of the Contractor’s postponement, unless such postponement is unique to the Customer’s or another customer of Contractor’s launch vehicle configuration or the other mission is a planetary window mission.
6.4.3 In the event of a Customer postponement that would significantly affect subsequent third party customer schedules, the Customer will be re-sequenced to the next available Launch Opportunity, taking into account the commercial requirements and interests of Customer.
6.4.4 In the event of a third party customer postponement that would significantly affect the Customer’s schedule, the third party customer will be re-sequenced to the next available Launch Opportunity following the Customer’s scheduled Launch Period, Launch Slot or Launch Day, as applicable, unless the third party customer’s mission is a planetary window mission.
6.4.5 In the event that a third party customer of Contractor requests the acceleration of its launch, such that Customer’s Launch Period, Launch Slot or Launch Date could reasonably be expected by Customer to be adversely impacted by such acceleration, Customer shall retain

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
priority over the Launch Period, Launch Slot or Launch Date, as applicable, and Contractor shall not accept such schedule acceleration.
6.5 Accelerated Launch Opportunities. If a Launch Opportunity becomes available in Contractor’s manifest that is earlier than the Launch Period or Launch Slot assigned at the time to Customer, then Contractor shall promptly notify Customer of such availability (such earlier Launch Opportunity, the “Accelerated Launch Opportunity”). In the event the notification by the Contractor of the Accelerated Launch Opportunity occurs within [***] of the proposed new Launch Date, the Contractor shall promptly provide to the Customer a commercially reasonable proposal detailing the necessary costs directly associated with the corresponding acceleration of mission integration and Launch Vehicle manufacturing activities, and the Customer and Contractor shall in good faith thereafter negotiate Contractor’s proposal within thirty (30) days, or such longer period that the Parties may agree to. Any changes to the Launch Period, Launch Slot or Launch Service Price agreed to by Customer and Contractor shall be reflected in a written amendment to this Contract in accordance with Article 26.
ARTICLE 7
LAUNCH SCHEDULE ADJUSTMENTS
7.1 Customer Launch Schedule Adjustments Customer may request either a postponement or advancement of the Launch Period, Launch Slot or Launch Date by giving written notice to the Contractor representative set forth in Paragraph 9.2 requesting a new Launch Period, Launch Slot or Launch Date. The Parties will cooperate in good faith to select a new Launch Period, Launch Slot or Launch Date. However, in the event that the Parties cannot mutually agree within [***] days of Customer’s notice (or such shorter time period as Contractor may determine, in light of the proximity to the Launch), Contractor shall make such determination taking into account the manifest policy set forth in Paragraph 6.4, the available Launch Opportunities as close as possible to Customer’s requested Launch Period, Launch Slot or Launch Date and the other requirements and interests of Customer, and Contractor shall use commercially reasonable efforts to mitigate any postponements in the Launch of the Satellite. Until a new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.1, the then-current launch schedule shall remain in effect.
7.1.1 If the launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then only the total number of calendar days of delay originally requested by Customer shall be attributed to Customer. Any delay in the Launch Period, Launch Slot or Launch Date resulting from the determination of a Launch Period, Launch Slot or Launch Date, as applicable, by Contractor in excess of the delay requested by Customer shall not be deemed to be attributed to Contractor or Customer.
7.1.2 Postponements by Customer under this Article 7 for each Launch Service shall not exceed a total of [***] months. In the event that a single postponement, or cumulative postponements, attributed to Customer exceed such maximum permissible postponement for the Launch Service, the Launch Service shall, at the election of Contractor, be subject to renegotiation. Contractor shall provide Customer a commercially reasonable proposal for equitable adjustment to extend the period of performance of this Contract in order to accommodate Customer’s postponement within [***] of receipt by Contractor of Customer’s postponement notice which exceeds the maximum permissible postponement. [***] The Parties agree to renegotiate the Contract in good faith and in a commercially reasonable manner, within [***] of the date Customer receives Contractor’s proposal. Should the Parties fail to conclude negotiations and amend this Contract within this [***] timeframe, such matter shall be subject to resolution in accordance with Article 22 entitled Dispute Resolution.
7.1.3 Should Customer request or cause postponement of a Launch Date where, in the reasonable judgment and discretion of Contractor (as notified in writing to Customer), the

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
postponement requires that the Satellite be de-mated from the Launch Vehicle and/or the Launch Vehicle or part thereof be removed from the launch pad so that Contractor will be able to meet other contractual commitments, Russian Federation Government requirements, access by Customer or its Related Third Parties to the Satellite or for other operational or safety reasons, Customer will be liable for the necessary, reasonable and documented actual costs incurred for such effort, including, without limitation, to de-mate and/or remove, place and maintain in storage, re-mate and re-integrate the Satellite, re-erect and re-process the Launch Vehicle and Satellite [***]. Contractor shall utilize reasonable efforts to minimize such costs. Such costs will be paid within thirty (30) days of receipt of Contractor’s invoice.
7.2 Contractor Launch Schedule Adjustments Contractor may postpone or request an advancement of the Launch Period, Launch Slot or Launch Date by giving notice to Customer proposing a new Launch Period, Launch Slot or Launch Date. The Parties will cooperate in good faith to select a new Launch Period, Launch Slot or Launch Date. However, in the case of a postponement, if the Parties cannot mutually agree within [***] days of Contractor’s proposal (or such shorter time period as Contractor may determine, in light of the proximity to the Launch), Contractor shall make such determination in good faith taking into account the manifest policy set forth in Paragraph 6.4, the available Launch Opportunities as close as possible to Customer’s requested Launch Period, Launch Slot or Launch Date and the other requirements and interests of Customer, and Contractor shall use commercially reasonable efforts to mitigate any postponements in the Launch of the Satellite. Until a new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.2, the then-current launch schedule shall remain in effect.
7.2.1 If the final launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then the total number of calendar days of delay originally requested by Contractor shall be attributed to Contractor.
7.2.2 Postponements by Contractor under this Article 7 shall not exceed a total of [***] months for the Launch Service. In the event that a single postponement, or cumulative postponements, attributed to Contractor exceed such maximum permissible postponement for the Launch Service, the Launch Service shall, at the election of Customer, be subject to termination by Customer in accordance with Paragraph 21.2 entitled “Termination by Customer for Excessive Launch Postponement.”
7.2.3 Should Contractor request or cause postponement of a Launch Date where, in the reasonable judgment and discretion of Contractor (as notified in writing to Customer), the postponement requires that the Launch Vehicle or part thereof be removed from the launch pad so that Contractor will be able to meet other contractual commitments, Russian Federation requirements, access by Customer or its Related Third Parties to the Satellite or for other operational or safety reasons, Contractor will be liable for the necessary, reasonable and documented actual costs incurred by Customer at the launch site to remove, place and maintain in storage, re-process the Satellite and to re-integrate the Satellite at the launch site, [***]. Customer shall utilize reasonable efforts to minimize such costs. Such costs will be paid within thirty (30) days of receipt of Customer’s invoice.
7.3 Reserved
7.4 Postponements Attributed to Non-Complying Party under Article 10 Should the failure of either Party to provide required data, hardware and services result in a delay to the launch schedule, then a postponement shall be attributed to the non-complying Party under this Article 7 upon notice by the other Party. Requirements to provide data, hardware and services, delays and the length of postponement chargeable to the non-complying Party are described in Article 10 entitled “Additional Contractor and Customer Obligations Prior to Launch.”

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
7.5 Obligation to Give Prompt Notice Contractor and Customer acknowledge and agree that it is in the best interests of both Parties to promote certainty in launch schedule decisions and minimize disruption to other customers of Contractor. Therefore, the Parties agree to give prompt notice of any need for schedule change under this Article 7 or any actual or potential delay that might impact the launch schedule.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 8
LAUNCH VEHICLE QUALIFICATION
8.1 Contractor shall only provide a Launch Vehicle to perform the Launch Service under this Contract which meets or exceeds all of the following criteria:
8.1.1 The Launch Vehicle shall be flight proven, including all major systems, and subsystems through a minimum of [***] prior successful missions, the last of which must be accomplished no later than [***] prior to the start of the then-current Launch Period, Launch Slot, or Launch Date; and
8.1.2 The Launch Vehicle shall not have suffered a Launch Failure in [***] immediately preceding Customer’s Launch.
8.1.3 If the flight of the Launch Vehicle immediately preceding Customer’s scheduled Launch, results in a launch failure, either partial or total, Customer shall have the option, in its sole discretion, to:
8.1.3.1 Use the return to flight launch service for the Launch of the Satellite, or
8.1.3.2 If Customer chooses not to exercise to use the return to flight launch service as stated in Paragraph 8.1.3.1 above, then Contractor shall conduct a return to flight prior to conducting Customer’s mission. In this event, Customer’s Launch shall be rescheduled to the next available Launch Opportunity.
8.1.4 In the event that the conditions stated in Paragraph 8.1.2 are not satisfied, Customer will be assigned [***]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 9
COORDINATION AND COMMUNICATION BETWEEN
CUSTOMER AND CONTRACTOR
9.1 Mission Managers Each Party hereby identifies to the other a single Mission Manager to coordinate the activities under this Contract. The Mission Managers of each Contractor and Customer are not authorized to direct work contrary to the requirements of this Contract or make modifications to this Contract. Any and all modifications to the terms, conditions and requirements of this Contract shall be made pursuant to Article 26, entitled “Amendment.”

Contractor’s Mission Manager is:	Customer’s Mission Manager is:
TBD	TBD
ILS International Launch Services, Inc.	ViaSat, Inc.
1875 Explorer Street, Suite 700	6155 El Camino Real
Reston, VA 20190	Carlsbad, CA 92009
Telephone: 571.633.xxxx	Telephone:
Fax: 571.633.xxxx	Fax:
9.2 Notices All notices that are required or permitted to be given under this Contract shall be in writing and shall be delivered in person or sent by facsimile, certified mail (return receipt requested) or air courier service to the representative and address set forth below, or to such other representative or address specified in a notice to the other Party. Notices shall be effective upon delivery in person or upon confirmation of receipt in the case of facsimile, certified mail or air courier.

Notices to Contractor:	Notices to Customer:
Tom Tshudy	David Abrahamian
ILS International Launch Services, Inc.	ViaSat, Inc.
1875 Explorer Street, Suite 700	6155 El Camino Real
Reston, VA 20190	Carlsbad, CA 92009
Telephone: [***]	Telephone: [***]
Fax: [***]	Fax: [***]
9.3 Communications in English All documentation, notices, reports and correspondence under this Contract shall be submitted and maintained in the English language.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 10
ADDITIONAL CONTRACTOR AND CUSTOMER OBLIGATIONS
PRIOR TO LAUNCH
10.1 Obligation to Provide Information Contractor shall provide to Customer the data, hardware and services identified in the applicable Statement of Work, and Customer shall provide to Contractor the data, hardware and services identified in the Statement of Work, in accordance with the schedules contained therein.
10.2 Notification of Non-Compliance The Party receiving the data, hardware or services referred to in Paragraph 10.1 shall promptly notify the other in accordance with Paragraph 9.2 in the event the data, hardware or services are not consistent with the requirements contained in the Statement of Work, or not suitable for their intended purpose. The notification shall contain a statement of the discrepancy and recommend solutions. The Party receiving the notification shall provide written direction to the other Party as to how to proceed, taking into account the recommended solutions within ten (10) calendar days following receipt of notice.
10.3 Impact of Non-Compliance on Launch Schedule In the event that the data, hardware or services to be supplied by one Party to the other, in accordance with Paragraph 10.1 above, are not furnished in accordance with the required schedules set forth in applicable Statement of Work, the receiving Party shall use commercially reasonable efforts to continue its obligations under this Contract without affecting the launch schedule or incurring additional expense. If however, despite the receiving Party’s commercially reasonable efforts, such continuation is not possible and, as a result of the other Party’s failure to provide data, hardware or services as required in accordance with Paragraph 10.1 above, the launch schedule is adversely affected, then a launch schedule postponement shall be declared by the receiving Party under the appropriate provisions of Article 7 attributable to the Party failing to provide the data, hardware or services as required by the Statement of Work.
ARTICLE 11
FACTORY AND LAUNCH SITE ACCESS
Subject to appropriate export, regulatory, confidentiality, security and/or safety limitations, Customer shall have access to Contractor’s mission hardware final assembly factory to witness Contractor’s mission hardware final acceptance activities, as well as other production status reviews as required by the SOW. Customer will similarly have access to the launch site, launch complex and Satellite encapsulation area to witness major Customer-related mission tests and to attend regular coordination meetings.
ARTICLE 12
LAUNCH VEHICLE AND SATELLITE REGISTRATION
12.1 Launch Vehicle Registration. Contractor shall be responsible for registering the Launch Vehicle with the appropriate launching state or states as required by the 1975 Convention on Registration of Objects Launched into Outer Space.
12.2 Satellite Registration. Customer shall be responsible for registering the Satellite with the appropriate launching state or states as required by the 1975 Convention on Registration of Objects Launched into Outer Space.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 13
GOVERNMENTAL APPROVALS, LICENSES, CLEARANCES, PERMITS AND COMPLIANCE WITH
REQUIREMENTS
13.1 Parties Respective Obligations. Each Party is responsible for obtaining all governmental approvals, including any licenses, clearances, permits or governmental authorizations from any governmental authority that has jurisdiction or authority to require such approvals, licenses, clearances, permits or authorizations necessary to carry out such Party’s respective obligations in accordance with this Contract. Contractor shall be responsible for obtaining and maintaining approval of the Technical Assistance Agreement necessary for Satellite integration and Launch.
13.2 Mutual Assistance. The Parties shall cooperate and provide each other upon request and without cost to the other Party all reasonable and necessary assistance in obtaining and maintaining any and all governmental approvals that they may respectively be required to obtain to fulfill their obligations under this Contract.
13.3 Documentation. The Parties shall provide to each other upon request and without cost, acceptable documentation or other reasonable evidence to show that they have obtained and are maintaining in full force and effect any and all governmental approvals that they respectively are required to obtain to fulfill their obligations under this Contract.
13.4 Satellite Approvals. Unless otherwise specified herein, Customer shall obtain and maintain all governmental approvals necessary for the transfer of the Satellite and any Customer-furnished items from the Satellite’s country of origin to the Launch Site. To the extent any U.S. Government licenses are required for the export of Satellite-related technical data, Customer shall apply, or cause appropriate parties to apply, for such licenses not later than sixty (60) days after the Effective Date of this Contract. To the extent any U.S. Government licenses are required for the export of the Satellite, associated test, electrical or mechanical support equipment or Satellite propellant, Customer shall apply, or cause appropriate parties to apply, for such licenses not later than twelve (12) months prior to the beginning of the Launch Period or Launch Slot, as applicable, for the applicable Launch Service.
13.5 Launch Vehicle and Launch Site Approvals. Contractor shall obtain all governmental approvals necessary for the transfer of the Launch Vehicle and any auxiliary equipment to the Launch Site and shall obtain all governmental approvals necessary for the use of the Launch Site and its facilities.
13.6 Safeguarding U.S.-Licensed Spacecraft Contractor and Customer shall abide by and require its Related Third Parties, as applicable, to abide by all United States, Russian and Kazakh Government security rules and regulations pertaining to the safeguarding of U.S.-licensed spacecraft in connection with the performance of this Contract. Such security rules and regulations include, but are not limited to, the Government to Government Technology Safeguards Agreement, dated January 25, 1999, and amendments thereto, for the safeguarding of U.S.-licensed spacecraft transported to Russia and/or Kazakhstan for launch from the Baikonur Cosmodrome, applicable licenses, technology transfer control plans and the Proton Launch Operations Security Plan at Baikonur Cosmodrome.
13.7 Compliance with U.S. Export Requirements
13.7.1 Each Party shall be responsible for compliance with applicable United States or Russian Government regulations relating to the transfer of technical data to the other Party or to Third Parties. Contractor and Customer agree that all export/import/re-export of goods, defense services and technical data made pursuant to this Contract shall be in strict compliance with all laws, rules and regulations of the United States, including the United States Department of State International Traffic in Arms Regulations (“ITAR”) and the Export Administration Regulations (“EAR”) of the United States Department of Commerce. Additionally, it is understood that Contractor and Customer are subject to the applicable laws and regulations of the Russian Federation and the Republic of Kazakhstan.

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13.7.2 Customer hereby agrees to identify and promptly notify Contractor of any Third Country National (defined as a person holding citizenship in a country different than the country of the company with whom they are employed) directors, officers, agents or employees or Dual National (defined as a person holding citizenship in more than one country, one of which is the same as the country of the company with whom they are employed) directors, officers, agents or employees who may participate in technical exchanges or have access to any technical data in connection with performance of this contract in order to support Contractors application for approval of a Technical Assistant Agreement or other license with the U.S. Government.
13.7.3 Customer hereby agrees to identify and promptly notify Contractor of any Related Third Parties, consultant or representatives who may participate in technical exchanges or have access to any technical data in connection with performance of this contract as required to support, including identification of any Third Country Nationals or Dual Nationals as required to support Contractor’s application for approval of Technical Assistance Agreement or other license with the U.S. Government.
13.8 Contractor Assistance for Proton Launch Services Contractor will assist Customer and its Related Third Parties, as applicable, with administrative arrangements necessary for the transportation of personnel, the Satellite and related equipment or supplies from the point of entry into the Russian Federation or Republic of Kazakhstan, as the case may be, to the Launch site. Such assistance to Customer and its Related Third Parties shall include assisting in obtaining on behalf of Customer and Customer’s Related Third Parties, as applicable, necessary consents and authorizations from the relevant governmental authorities for the entry and temporary stay in the Russian Federation or the Republic of Kazakhstan, as the case may be, of such personnel, Satellite and related equipment or supplies.
13.9 Security. Customer shall abide by and require its employees, agents, subcontractors, and Related Third Parties to abide by all applicable United States, Russian and Kazakh Government security rules and regulations while they are on Contractor’s or its Related Third Parties’ premises in connection with this Contract.
ARTICLE 14
COMPLETION OF CONTRACTOR’S OBLIGATION AND RENDERING OF PAYMENT
The Launch Service to be provided under this Contract shall be considered complete upon Launch and the submission of data required by the Statement of Work. No portion of the Launch Service Price shall be refundable in the event the Launch Service fails to perform in accordance with the Statement of Work. Any portion of the Launch Service Price set forth in the Payment Schedule due after Launch shall be payable on the date due whether or not the Launch Service performs in accordance with the Statement of Work. The Launch shall not be deemed complete in the event of a Terminated Ignition.

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ARTICLE 15
EXCLUSION OF WARRANTY, WAIVER OF LIABILITY
AND ALLOCATION OF CERTAIN RISKS
15.1 NO REPRESENTATIONS OR WARRANTIES CONTRACTOR HAS NOT MADE NOR DOES IT MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR OF FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO THE SUCCESS OF ANY LAUNCH OR OTHER PERFORMANCE OF ANY LAUNCH SERVICE HEREUNDER. WITHOUT LIMITING OR CREATING EXCEPTIONS TO THE RECIPROCAL WAIVER OF LIABILITY SET FORTH IN Article 15 OR THE EXCLUSIVE REMEDIES SET FORTH IN Article 18, AND EXCEPT FOR (1) THE OBLIGATION TO INDEMNIFY PROVIDED IN PARAGRAPHS 15.3 AND 15.4; AND (2) THE PARTIES’ CONFIDENTIALITY OBLIGATIONS SET FORTH IN Article 23, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO PERSONS CLAIMING BY OR THROUGH SUCH PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, NEGLIGENCE OF ANY TYPE OR UNDER ANY OTHER LEGAL OR EQUITABLE THEORY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, COSTS OF EFFECTING COVER, LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A PAYLOAD OR THE SATELLITE, ARISING OUT OF OR RELATING TO THIS CONTRACT.
15.2 Waiver of Liability
15.2.1 Contractor and Customer hereby agree to a reciprocal waiver of liability pursuant to which each Party agrees not to bring a claim or sue the other Party, the United States Government, the government of the Russian Federation, or the government of the Republic of Kazakhstan, or Related Third Parties of the other Party for any property loss or damage it sustains, including but not limited to, in the case of Customer, loss of or damage to the Satellite, or any other property loss or damage, personal injury or bodily injury, including death, sustained by any of its directors, officers, agents and employees, arising in any manner in connection with the performance of or activities carried out pursuant to this Contract or other activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such waiver of liability applies to all damages of any sort or nature, including, but not limited to, any direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss such as costs of effecting cover, lost profits, lost revenues or costs of recovering a payload or the Satellite, from damages to the Satellite before, during or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.
15.2.2 Claims of liability are waived and released regardless of whether loss, damage or injury arises from the acts or omissions, negligent or otherwise, of either Party or its Related Third Parties. This waiver of liability shall extend to all theories of recovery, including in contract for property loss or damage, tort, product liability and strict liability. In no event shall this waiver of liability prevent or encumber enforcement of the Parties’ contractual rights and obligations to each other as specifically provided in this Contract.
15.2.3 Contractor and Customer shall each extend the waiver and release of claims of liability as provided in Paragraphs 15.2.1 and 15.2.2 to its Related Third Parties (other than employees, directors and officers) by requiring them to waive and release all claims of liability they may have against the other Party, its Related Third Parties, the United States Government and its contractors and subcontractors at every tier, the government of the Russian Federation and its contractors and subcontractors at every tier, the government of the Republic of Kazakhstan and its contractors and subcontractors at every tier, and to agree to be responsible for any property loss or damage, personal injury or bodily injury, including death, sustained by them arising in any manner in connection with the performance of or activities carried out pursuant to this Contract or

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other related activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite.
15.2.4 The waiver and release by each Party and its Related Third Parties of claims of liability against the other Party and the Related Third Parties of the other Party extends to the successors and assigns, whether by subrogation or otherwise, of the Party and its Related Third Parties. Each Party shall obtain a waiver of subrogation and release of any right of recovery against the other Party and its Related Third Parties from any insurer providing coverage for the risks of loss for which the Party hereby waives claims of liability against the other Party and its Related Third Parties.
15.2.5 In the event of any inconsistency between the provisions of this Paragraph 15.2 and any other provisions of this Contract, the provisions of this Paragraph 15.2 shall take precedence.
15.3 Indemnification — Property Loss and Damage and Bodily Injury
15.3.1 To the extent that claims of liability by Related Third Parties are not covered by an insurance policy of either Contractor or Customer, Contractor and Customer each agree to defend, hold harmless and indemnify the other Party and its Related Third Parties, for any liabilities, costs and expenses (including attorneys’ fees, costs and expenses), arising as a result of claims brought by Related Third Parties of the indemnifying Party, for property loss or damage, personal injury or bodily injury, including death, sustained by such Related Third Parties, arising in any manner in connection with the activities carried out pursuant to this Contract, other activities in and around the launch site or the Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such indemnification applies to any claim for direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss, including but not limited to costs of effecting cover, lost profits or lost revenues, resulting from any loss of or damage to the Satellite before, during, or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.
15.3.2 To the extent that claims of liability by Third Parties are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled “Third Party Liability Insurance,” or an insurance policy of either Contractor or Customer, Contractor will defend, hold harmless and indemnify Customer and its Related Third Parties from: (1) any and all claims of Third Parties for property loss or damage, personal injury or bodily injury, including death, and (2) any and all claims of Third Parties for direct, indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss (other than claims of Third Parties for which Customer has the obligation to defend, hold harmless and indemnify Contractor and its Related Third Parties under Sections 15.3.3 and 15.3.4, below), in each case arising in any manner from the operation or performance of the Launch Vehicle.
15.3.3 To the extent that claims of liability by Third Parties are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled “Third Party Liability Insurance,” or an insurance policy of either Contractor or Customer, Customer will defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims of Third Parties, for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the processing, testing, operation or performance of the Satellite or from any claim for indirect, special, incidental or consequential damages or other loss of revenue or business injury or loss including, but not limited to costs of effecting cover, lost profits or lost revenues resulting from any loss of or damage to the Satellite before, during or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.
15.3.4 Notwithstanding Paragraphs 15.3.2 and 15.3.3 above, Contractor shall not be obligated to defend, hold harmless or indemnify Customer for any claim brought by a Third Party against Customer resulting from any damage to or loss of the Satellite, whether sustained before or after Launch and whether due to the operation, performance, non-performance or failure of the Launch

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Vehicle or due to any other causes. Customer shall defend, hold harmless and indemnify Contractor for any claims brought by Third Parties against Contractor for damage to or loss of the Satellite, whether sustained before or after Launch or whether due to the operation, performance, non-performance or failure of the Launch Vehicle or due to other causes.
15.3.5 The indemnification for property loss or damage, personal injury or bodily injury, including death, provided by this Paragraph 15.3, shall be available regardless of whether such loss, damage or injury arises from the acts or omissions, whether negligent or otherwise, of the Party entitled to indemnification, or its Related Third Party, as the case may be.
15.3.6 The right of either Party or Related Third Parties to indemnification under this Article is not subject to subrogation or assignment and either Party’s obligation set forth herein to indemnify the other Party or Related Third Parties extends only to that Party or those Related Third Parties and not to others who may claim through them by subrogation, assignment or otherwise, unless properly claimable pursuant to an assignment in accordance with Article 29.
15.4 Indemnification — Intellectual Property Infringement
15.4.1 Contractor shall defend, hold harmless and indemnify Customer, and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from the design, manufacture or operation of the Launch Vehicle or Contractor’s provision of Launch Services.
15.4.2 Customer shall defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from the design, manufacture, or operation of Customer’s Satellite or a claim alleging that the Contractor aided or enabled infringement in the design, manufacture, or operation of Customer’s Satellite by the furnishing of Launch Services.
15.5 Rights and Obligations The rights and obligations specified in Paragraphs 15.3 and 15.4 shall be subject to the following conditions:
15.5.1 The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit, or of any written or oral claim alleging an infringement of any Related Third Party’s or any Third Party’s rights, upon receipt thereof; and shall provide the Party required to indemnify, at such Party’s request and expense, with copies of all relevant documentation.
15.5.2 The Party seeking indemnification shall not reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.
15.5.3 The Party required to indemnify, defend and hold the other harmless shall assist in and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit or settlement thereof, and shall pay all reasonable litigation and administrative costs and expenses, including attorney’s fees, incurred in connection with the defense of any such suit, shall satisfy any judgments rendered by a court of competent jurisdiction in such suits, and shall make all settlement payments.
15.5.4 The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the Party required to indemnify, provided that there is no conflict of interest and that such participation does not otherwise adversely affect the conduct of the proceedings.
15.6 Reserved

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15.7 Survival of Obligations All indemnities, obligations, liabilities and payments provided for in this Article 15 shall survive, and remain in full force and effect, after the expiration or other termination of this Contract and, subject to the limitations set forth in this Article 15, notwithstanding any other provision of this Contract to the contrary.
15.8 Authority to Destroy Launch Vehicle Any operation of the Launch Vehicle automatic destruct or flight termination system which causes the destruction of the Launch Vehicle or Satellite shall be without liability or indemnity of Contractor or Contractor’s Related Third Parties to Customer or Customer’s Related Third Parties.
15.9 Limitation of Liability Except for: (1) the obligation to indemnify provided in Paragraph 15.3 and 15.4; and (2),the Parties’ confidentiality obligations set forth in Article 23, Contractor’s cumulative liability to Customer for any and all claims that have not been waived or released pursuant to the terms of Article 15 with respect to Proton Launch Services and any claim to which the remedies are not limited pursuant to the terms of Article 18 entitled “Remedies and Limitations on Remedies”, arising out of or relating to this Contract, including, without limitation, any claim for termination (other than termination pursuant to Paragraph 21.2, in which case the maximum liability shall be the reimbursement amounts set forth therein), shall not, under any circumstances, exceed the amount of the Launch Service Price paid by Customer relating to such claim as of the date of such claim.
ARTICLE 16
INSURANCE
16.1 Third Party Liability Insurance Contractor shall procure and maintain in effect insurance for third party liability to provide for the payment of claims resulting from property loss or damage or bodily injury, including death, sustained by Third Parties caused by an occurrence resulting from Insured Launch Activities. The insurance shall have a limit of US$[***] per occurrence and in the aggregate and shall be subject to standard industry exclusions and/or limitations, including, but not limited to, exclusions and/or limitations with regard to terrorism. Coverage for damage, loss or injury sustained by Third Parties arising in any manner in connection with Insured Launch Activities shall attach upon arrival of the Satellite at the launch site and will terminate upon the earlier to occur of the return of all parts of the Launch Vehicle to Earth or [***] months following the date of Launch, unless the Satellite is removed from the launch site other than by Launch, in which case, coverage shall extend only until such removal. Such insurance shall not cover loss of or damage to the Satellite even if such claim is brought by any Third Party or Related Third Parties.
16.1.1 [***].
16.2 Property Insurance Contractor shall provide such insurance as may be required by applicable law or governmental authority within Russia and/or Kazakhstan having jurisdiction over the launch site.
16.3 Miscellaneous Requirements The third party liability insurance shall name as named insured Contractor and shall name as additional insureds Customer and the respective Related Third Parties of the Parties identified by each Party and such other persons as Contractor may determine. Customer shall provide a listing of additional insureds to Contractor not later than four (4) months prior to the beginning of the then-applicable Launch Slot. Such insurance shall provide that the insurers shall waive all rights of subrogation that may arise by contract or at law against the named insured or any additional insured. The insurance described in this Article 16 shall be obtained from an insurance carrier and/or underwriter recognized by the commercial space industry. [***].
ARTICLE 17

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ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
REPLACEMENT LAUNCH SERVICE
17.1	Replacement Launch Service Customer may request a replacement launch in the event of a Launch Failure or a Satellite Mission Failure.
17.2	Notice of Request The request for a Replacement Launch must be in writing and received by Contractor no later than; (1), [***] after the determination of a Launch Failure; or (2), no later than [***] after the determination of a Satellite Mission Failure. For Customer to be entitled to a Replacement Launch in the event of a Satellite Mission Failure, such Satellite Mission Failure must be declared within [***] following Launch. The request shall indicate the Launch Period designated for the Replacement Launch, and begin no sooner than [***] and not later than [***] months after request for Replacement Launch is received by Contractor.
17.3	Existence of Launch Opportunity Contractor shall inform Customer, after receipt of the request, if a Launch Period exists as requested. If a Launch Period does not exist as requested, the Parties will negotiate in good faith a mutually acceptable Launch Period taking into account the available Launch Opportunities as close as possible to Customer’s requested Launch Period, and the other requirements and interests of Customer.
17.4	Agreement on Replacement Launch Any agreement reached by the Parties on a Replacement Launch shall be in writing. The Replacement Launch shall be provided in accordance with the terms and conditions of this Contract. A Replacement Launch is not available for the Replacement Launch provided in this Article 17.
17.5	Similar Configuration and Mission Requirements of Satellite The configuration and mission requirements of the Satellite selected by the Customer for the Replacement Launch shall be sufficiently similar to avoid any need for Launch Vehicle or interface changes (i.e., not a first of a kind spacecraft to launch vehicle integration).
17.6	Price of Replacement Launch The price for a Replacement Launch shall be [***].
17.7	A Replacement Launch is not available for any Replacement Launch to which Customer may be entitled.

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17.8	Payment Plan of Replacement Launch Customer shall make payment for the Replacement Launch in accordance with the payment schedule below:

Payment Number	Payment Due Date	Amount
[***]	[***]	[***]
	Total:	100%
17.9	Remedies The remedies set forth in this Article 17 shall constitute the sole and exclusive remedies of a Party for a Launch Failure.
17.10	Contract Terms for a Replacement Launch Except as provided in this Article 17, the contract terms for a Replacement Launch shall be in accordance with the balance of the terms and conditions of this Contract.
ARTICLE 18
REMEDIES AND LIMITATIONS ON REMEDIES
This provision is intended to highlight notice to the Parties of certain specified exclusive rights and remedies of the Parties as stated elsewhere in the Contract, but shall not be construed as an all-inclusive list thereof.
18.1 Postponement of Launch Period, Launch Slot or Date The exclusive rights and remedies of a Party with respect to postponement of a Launch Period, Launch Slot or Launch Date attributed to the other Party shall be as provided in Paragraphs 7.1.3, 21.2 entitled “Termination by Customer for Excessive Launch Postponements” and 21.6 entitled “Termination Charge”.
18.2 Failure to Provide Data The exclusive remedy for failure by either Party to provide the data, hardware or services it is required to provide pursuant to Paragraph 10.3 shall be the adjustment in the Launch Schedule contemplated in Paragraph 10.3.
18.3 Claims by Third Parties
18.3.1	The exclusive rights and remedy of Customer for claims by Third Parties for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the operation or performance of the Launch Vehicle, to the extent such claims are not eligible for payment by any insurance policies as provided in Paragraph 15.3.2, shall be the indemnification by Contractor as provided in Paragraph 15.3.2.
18.3.2	The exclusive rights and remedy of Contractor for claims by Third Parties for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the operation or performance of the Satellite, or from any loss of or damage to the Satellite before, during or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly, to the extent such claims are not eligible for payment by any insurance policies as provided in Paragraph 15.3.3, shall be the indemnification by Customer as provided in Paragraphs 15.3.3 and 15.3.4.
18.4 Intellectual Property Infringement The exclusive rights and remedy of the Parties for claims resulting from the infringement of patent rights or any other intellectual property rights of a Third Party shall be the indemnification as provided in Paragraph 15.5.
18.5 Termination for Convenience The exclusive rights and remedy of Customer to terminate this Contract for convenience are described in Paragraph 21.1 entitled “Termination by Customer for Convenience.”

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ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
18.6 Non-Payment The exclusive rights and remedy of Contractor to terminate this Contract in the event of nonpayment or delay in payment are described in Paragraph 5.6 and Paragraph 21.3, entitled “Termination by Contractor for Nonpayment.”
ARTICLE 19
RESERVED
ARTICLE 20
RESERVED

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ARTICLE 21
TERMINATION
21.1 Termination by Customer for Convenience Customer may terminate the Launch Service under this Contract for any reason at its convenience following written notice to Contractor given at least thirty (30) days prior to the then-scheduled Launch Period, Launch Slot or Launch Date. If Customer terminates the Launch Service under this Paragraph 21.1, Contractor shall be entitled to the Termination Charge set forth in Paragraph 21.6.
21.2 Termination by Customer for Excessive Launch Postponements Customer may terminate the Launch Service under this Contract if: Contractor has actually postponed, or provided notice of postponement of such Launch Service under Article 7 entitled “Launch Schedule Adjustments” or a postponement has been attributed to Contractor under Paragraph 10.3 for longer than the aggregate period of permissible postponements under said Article. If Customer does not provide a notice of termination to Contractor within sixty (60) days of postponement or notice of postponement by Contractor, Customer waives its right to terminate the postponed Launch Service under this Paragraph 21.2 unless Contractor further postpones the Launch Service under Article 7. If Customer terminates the Launch Service in accordance with this Paragraph 21.2, Contractor shall reimburse Customer for all payments made to Contractor for the terminated Launch Service.
21.3 Termination by Contractor for Non-Payment Contractor may terminate the Launch Service under this Contract if Customer fails to make any payment to Contractor relating to such Launch Service on the due date as required by this Contract, provided Customer fails to remedy such non-payment within thirty (30) days of notice from Contractor describing such non-payment. If Contractor terminates the Launch Service in accordance with this Paragraph 21.3, Contractor shall be entitled to retain the Termination Charge set forth in Paragraph 21.6.
21.4 Reserved
21.5 Termination Date The termination date of the Launch Service terminated under this Article 21 shall be effective as of the date of receipt of the notice of termination provided to Contractor in accordance with Paragraph 9.2.
21.6 Termination Charge If the Launch Service is terminated in accordance with the provisions of Paragraphs 21.1 or 21.3, Contractor may retain as a Termination Charge the following amount(s), plus any amounts that may be due under Article 7.
Table 21.6.1 — Termination Charge Schedule

Termination Date	Amount
[***]	[***]
If the effective termination date falls between the Termination Dates, the Termination Charge attributable to such partial period shall be prorated through the effective termination date. Customer will pay to Contractor any unpaid portion of the Termination Charge within thirty (30) days of Contractor’s invoice. Contractor shall refund to Customer any amount paid, without interest, under this Contract for the terminated Launch Service in excess of the Termination Charge within thirty (30) days of the effective termination date for such Launch Service.
21.7 Effect of Termination If either Party terminates the Launch Service under this Article 21, both Parties’ obligations under this Contract with respect to such Launch Service shall be discharged as of the Launch Service effective termination date except that Customer’s obligation to pay the Termination Charge described in Paragraph 21.6, any fees or charges due to Contractor in accordance with Paragraphs 5.6 and 7.1.3, the indemnity obligations set forth in Paragraphs 15.3 and 15.4, or Contractor

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ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
obligation to repay amounts paid in excess of the Termination Charge shall survive the termination of the Launch Service and this Contract.
ARTICLE 22
DISPUTE RESOLUTION
22.1 Dispute Resolution Any dispute arising under or relating to this Contract or the breach thereof, including any dispute concerning the validity, scope or enforceability of this provision, that is not promptly resolved directly by the Parties shall be resolved through negotiation or arbitration as set forth in this Article 22.
22.2 Negotiation Any dispute arising hereunder that is not promptly resolved by the individuals identified in Article 9 shall be referred to the senior management of Contractor and Customer designated by the Parties. If such senior management cannot satisfactorily resolve the dispute in a timely fashion, as determined by either Party, the Parties shall seek resolution of the matter through mediation, or court proceedings as provided below.
22.3 Arbitration. All disputes, claims or controversies arising under or in connection with the Agreement and its interpretation or performance, including the validity, scope and enforceability of this provision, and which are not otherwise settled by the negotiation procedures herein, shall be solely and finally settled by Arbitration.
22.3.1 The arbitration shall be held in [***] and shall be conducted in accordance with the rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC) in accordance with its Rules of Arbitration (the “Rules”) by a panel of arbitrators appointed in accordance with said rules.
22.3.2 The arbitration shall be conducted by a panel of three (3) arbitrators, one of whom shall be named by each Party. The third arbitrator who shall act as Chairman shall be appointed by the two arbitrators named by each Party.  In the event the arbitrators named by each Party fail to appoint a third arbitrator within thirty (30) days of written notice by any of the Parties to appoint the arbitrator, the Parties agree to allow the ICC to select the third arbitrator.
22.3.3 The arbitrators shall decide each issue presented to them in writing and by a majority vote.  Their decisions shall be final and conclusive. The arbitrators shall have no authority to award punitive damages or any other damages except as authorized under the express terms and conditions of this Agreement.
22.3.4 All information relating to or disclosed by any Party in connection with the arbitration of any dispute relating to this Contract shall be treated by the Parties, the representative of the Parties, and the arbitration panel as Proprietary Information and no disclosure of such information shall be made by either Party or the arbitration panel without the prior written authorization of the Party furnishing such information in connection with the arbitration proceedings.
22.3.5 The parties shall evenly divide the costs of the arbitrators. Each Party shall bear the burden of its own costs and counsel fees and expenses incurred in connection with arbitration proceedings under this Contract.
22.3.6 In the event either Party fails to comply with the decision of the Arbitrators, judgment upon the award returned by the arbitrators may be entered in any court having jurisdiction over the Parties or their assets or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

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ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
22.4 Injunctive Relief. Notwithstanding the terms of Paragraph 22.3 herein, either Party may seek preliminary or temporary injunctive relief, including specific performance, or relief in and of arbitration at any time from a court of competent jurisdiction where immediate irreparable harm to that Party is threatened by the other Party’s acts or omissions; provided, however, that requests for permanent injunctive relief shall be arbitrated pursuant to Paragraph 22.3.
22.5 Language Negotiations, mediation sessions or court proceedings in connection with this Contract shall be conducted in the English language, provided that at the request and expense of the requesting Party, documents and testimony shall be translated into any language specified by the requesting Party.
ARTICLE 23
CONFIDENTIALITY
23.1 Contract Provisions
23.1.1 Each Party shall make reasonable efforts to assure that its employees do not disclose the terms or conditions of this Contract, except as may be required to perform this Contract, to acquire insurance or the benefit thereof, in support of arbitration or legal proceedings relating hereto, as required by their respective governments, or in the normal course of reporting to its parent company.
23.1.2 No publicity or information regarding this Contract will be given or released without the prior written consent of the other Party. Consent to release of information by either Party shall not be unreasonably delayed or withheld.
23.2 Proprietary Information. It is recognized that Customer and Contractor each will have developed business, financial, and technical information including but not limited to information relating to the mating and launching of the Launch Vehicle and the Satellite that will be exchanged between the Parties. To the extent that such data is considered “Proprietary Information” by either Party, such disclosures shall be handled in accordance with this Article 23.
23.2.1 “Proprietary Information” (i) shall mean this Contract for Launch Services and that information, data or material in written form that is conspicuously marked “Proprietary,” and that is delivered by Contractor or by Customer, as the case may be, to the representative(s) designated for receipt thereof by the other Party and (ii) shall include all copies in whole or in part made of such information, data or material or derivative uses thereof. Oral disclosure, if identified as “Proprietary Information” prior to disclosure, will be treated as proprietary under this Article provided that the oral information is reduced to writing and a copy marked as “Proprietary” is sent to the recipient within thirty (30) days of such disclosure.
23.2.2 Each Party agrees not to use the other Party’s Proprietary Information for any purpose other than for the performance of this Contract. Any other use or disclosure of such Proprietary Information shall be made only upon prior written consent of the other Party.
23.2.3 Each Party agrees to restrict disclosures of the Proprietary Information of the other Party to only those having a need to know in the performance of this Contract and to have all such Proprietary Information protected with reasonable care such as that care normally used to protect its own Proprietary Information within its own organization. If such care is used, the recipient shall not be liable for the unauthorized disclosure of Proprietary Information.
23.2.4 The aforementioned restrictions on use and disclosure of Proprietary Information will not apply:
23.2.4.1	If either Party can show that the Proprietary Information received from the other is or has become generally available through the public domain without fault of such Party;

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
23.2.4.2	If the Proprietary Information is in a written record in one Party’s files prior to its receipt from the other Party and is not otherwise restricted as to its use or disclosure;

23.2.4.3	If either Party at any time lawfully obtains the Proprietary Information in writing from a Third Party under circumstances permitting its disclosure;

23.2.4.4	If the Proprietary Information is disclosed with the prior written consent of the other Party, provided such disclosure complies in all respects with the terms of the written consent;

23.2.4.5	When the Proprietary Information is disclosed more than six (6) years after the date of receipt of the information.
23.2.5 Upon termination or expiration of this Contract, the Parties, within a reasonable period of time, will return all Proprietary Information received from the other Party under the terms of this Contract or certify that all the Proprietary Information has been destroyed.
23.2.6 It is understood that neither Party assumes any liability to the other for damages arising from the other Parties use of or reliance upon any Proprietary Information disclosed pursuant to this Article except as provided elsewhere herein.
ARTICLE 24
INTELLECTUAL PROPERTY
Neither Party will acquire, as a result of the services to be provided under this Contract, any rights to the inventions, patents, copyrights, trademarks or other technical property or any rights to the proprietary information of the other Party or the Related Third Parties of the other Party.
ARTICLE 25
RIGHT OF OWNERSHIP AND CUSTODY
25.1 Customer hereby acknowledges and agrees that at no time shall it obtain title to or ownership of or any other legal or equitable right or interest in any part of the Launch Vehicle or in any other tangible or intangible property or hardware of Contractor or its Related Third Parties, including, without limitation, any patent or data rights used or furnished in providing Launch Services under this Contract. Such property shall be considered the sole and exclusive property of Contractor.
25.2 Contractor hereby acknowledges and agrees that at no time shall it obtain title to or ownership of or any other legal or equitable right or interest in any part of the Satellite or in any other tangible or intangible property or hardware of Contractor or its Related Third Parties, including, without limitation, any patent or data rights with respect to the Satellite. Such property shall be considered the sole and exclusive property of Customer.
ARTICLE 26
AMENDMENT
Any amendment, modification or change to this Contract, including but not limited to launch requirements, changes in quantity or schedule adjustments, may only be made in writing by the authorized representatives of Customer and Contractor named in Paragraph 9.2.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 27
GOVERNING LAW
This Contract shall be governed by and construed in accordance with the laws of the State of New York, United States of America, exclusive of that jurisdiction’s conflict of law rules. The provisions of the United Nations Convention for the International Sale of Goods shall not be applicable to this Contract.
ARTICLE 28
WAIVER OF BREACH
All waivers hereunder must be in writing, signed by the authorized representatives named in Paragraph 9.2 of the Party making the waiver. The failure of either Party, at any time, to require performance of the other Party of any provision of this Contract shall not waive the requirement for such performance at any time thereafter.
ARTICLE 29
ASSIGNMENT
29.1 This Contract shall not be transferred, assigned in full or in part, as security or otherwise, or delegated to any other individual, firm, institution, organization or government agency by either Party without the prior written consent of the other Party, except for transfers, assignments or delegations:
29.1.1	by Customer; (i) to a Related Third Party or Affiliate, provided that such Related Third Party or Affiliate has sufficient financial resources or funding to fulfill Customer’s obligations under this Contract; (ii) when pledged as security in connection with obtaining debt or equity financing for the Launch Service under any financing agreement; or (iii) to any entity which, by way of merger, consolidation, sale, or any similar transaction involving the acquisition of substantially all the stock or the entire business assets of Customer relating to the subject matter of this Contract succeeds to the interests of Customer, provided in each case the assignee, transferee, or successor to Customer has expressly assumed all the obligations of Customer and all terms and conditions applicable to Customer under this Agreement and has sufficient financial resources or funding to fulfill Customer’s obligations under this Contract. Any such assignment must be in accordance with all applicable U.S. export laws and regulations; or
29.1.2	by Contractor to any entity which, by way of merger, consolidation, sale, or any similar transaction involving the acquisition of substantially all the stock or the entire business assets of Contractor relating to the subject matter of this Contract succeeds to the interests of Contractor, provided in each case the assignee, transferee, or successor to Contractor has expressly assumed all the obligations of Contractor and all terms and conditions applicable to Contractor under this Agreement and has sufficient financial resources or funding to fulfill Contractor’s obligations under this Contract.

29.2	Any assignment of this Contract must be in accordance with all applicable U.S. export laws and regulations.

29.3	Contractor shall cooperate reasonably in providing the Customer assignee of an security interest in this Contract as provided for in Paragraph 29.1.1 its acknowledgment of and consent to such assignment as may be reasonably requested by such assignee.
29.4 Consent to transfers, assignments or delegations by either Party shall not be unreasonably delayed or withheld. Any attempted assignment or delegation without such consent, other than those expressly permitted by Paragraph 29.1 above, shall be void and without effect. Any permitted transfers, assignments or delegations shall not act to release a Party from its obligations under this Contract unless the consent to transfers, assignments or delegations from the other Party specifically provides for such release.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
ARTICLE 30
ORDER OF PRECEDENCE
In the event of any conflict among the various portions of this Contract, the following order of precedence shall prevail:

1.	Articles 1 through 34

2.	Exhibit 2 —	Proton Interface Control Document for the ViaSat-1 Program (when signed by the Parties)

3.	Exhibit 1 —	Proton Launch Services Statement of Work for the ViaSat-1 Program, dated 25 February 2009, Document No. ILSB-0808-1958

4.	All other Exhibits to this Contract.
ARTICLE 31
ENTIRE AGREEMENT
This Contract constitutes the entire agreement and understanding between the Parties. No other promises or representations, either verbal or written, with the exception of duly executed subsequent written modifications to the Contract shall have any force or effect in regard to the contractual obligations of the Parties herein.
ARTICLE 32
SEVERABILITY
The invalidity, unenforceability or illegality of any provision hereto shall not affect the validity or enforceability of the other provisions of this Contract, which provisions shall remain in full force and effect.
ARTICLE 33
TITLES AND HEADINGS
Titles and headings to Articles, paragraphs and tables in this Contract are provided for convenience of reference only and shall not affect the meaning or interpretation of this Contract.
ARTICLE 34
SURVIVAL
Notwithstanding any other provision to the contrary, and in addition to any other provision in this Contract stated to survive the termination or expiration of this Contract, the provisions contained in Paragraphs 12.2, 13.7, Article 15, Article 22, Article 23, Article 24, Article 25 and Article 27 shall survive the termination or expiration of this Contract.

ILS International Launch Services, Inc. & ViaSat, Inc. Proprietary Information
IN WITNESS WHEREOF, the Parties hereto have executed this Contract as of the day and year last below written:

For Customer	For Contractor

VIASAT, INC.	ILS INTERNATIONAL LAUNCH SERVICES, INC.

By: /s/ David Abrahamian	By: /s/ T. P. Tshudy
Name: David Abrahamian	Name: Thomas P. Tshudy
Title: Director, Space Systems Contracts	Title: Vice President and General Counsel
Date: 5 March 2009	Date: 27 February 2009